Exhibit 1.01

Wesco Aircraft Holdings, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2015

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”).

Wesco Aircraft Holdings, Inc. (“Wesco” or the “Company”) is the world’s leading distributor and provider of comprehensive supply chain management services to the global aerospace industry, based on annual sales. Wesco’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time (“JIT”) delivery and point-of-use inventory management. The Company supplies over 565,000 active stock-keeping units, including hardware, chemicals, electronic components, bearings, tools and machined parts. Wesco serves its customers under both (i) long-term contractual arrangements, which include JIT contracts that govern the provision of comprehensive outsourced supply chain management services and long-term agreements that typically set prices for specific products, and (ii) ad hoc sales. Unless the context otherwise indicates or requires, as used in this Report, references to “we,” “us,” “our,” “Wesco” or our “Company” refer to Wesco Aircraft Holdings, Inc. and its subsidiaries.

Products Covered by This Report

For the period covered by this Report, we did not manufacture or contract to manufacture most of the products that we supplied to customers; however, we did manufacture certain of our electronic products and contracted to manufacture certain of our machined and customer-designed parts (collectively, the “Covered Products”) containing conflict minerals (defined in Item 1.01 of Form SD as columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten) that are necessary to the functionality or production of the Covered Products. For the period covered by this Report, based on the due diligence measures described in this Report, we have been unable to determine whether the conflict minerals contained in the Covered Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).

For the 2015 reporting year, we treated all electronic products assembled by Wesco as “manufactured” and all products for which we enter into subcontracts with manufacturers and for which we provide customer designs as “contracted to manufacture” under the Rule.

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary conflict minerals in our Covered Products originated in the Covered Countries or were from recycled or scrap sources. To make this determination, we focused on engaging our direct suppliers to identify the smelters and refiners (“facilities”) of necessary conflict minerals that may have been contained in our products and that are recognized by the Conflict Free Sourcing Initiative (“CFSI”) to be processors of conflict minerals (“Potential 3TG Facilities”), and reviewing available information on the sourcing of conflict minerals by Potential 3TG Facilities.

Our RCOI included:

•
a survey of our direct suppliers using the CFSI Conflict Minerals Reporting Template (the “CFSI Template”), from which we identified the 422 suppliers of materials, parts, components or products containing necessary conflict minerals (“3TG Direct Suppliers”);

•
requiring, as part of the survey and our accompanying communications, that 3TG Direct Suppliers use the CFSI Template to obtain and provide us information from their supply chains regarding Potential 3TG Facilities and the origin of necessary conflict minerals processed at these facilities;

•	following up with 3TG Direct Suppliers to clarify, update or complete information reported to us through the survey; and

•	reviewing any information on countries of origin available through our membership in CFSI for Potential 3TG Facilities.

Design of Our Due Diligence Measures

The design of our due diligence measures is intended to conform, in all material respects, to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Guidance”).

Consistent with the OECD Guidance, the design of our due diligence has the following features:

(1) Establishment of strong internal company management systems.

During calendar year 2015, we communicated with 3TG Direct Suppliers regarding their responsibilities under our conflict minerals program through direct communications, including letters explaining the Rule, our expectations of 3TG Direct Suppliers and how to access the CFSI Template on our website, which also includes our written conflict minerals policy, which we adopted in 2014 and is publicly available on our website at https://www.wescoair.com/eng/company/Downloads/Conflict%20Minerals%20Policy%20v2.pdf. Our policy sets forth our commitment to responsible sourcing of conflict minerals and our expectation for 3TG Direct Suppliers to provide materials to Wesco that do not directly or indirectly finance or benefit armed groups in the Covered Countries, adopt policies and procedures to support our compliance with the Rule, and participate in our due diligence efforts.

Since its creation in 2013, our internal conflict minerals team has been responsible for the development, leadership and execution of our conflict minerals program. The team provides direct oversight of our conflict minerals program and is comprised of senior representatives of the following departments: legal, quality engineering and supply chain. Additionally, members of the internal conflict minerals team have provided regular updates on the progress of Wesco’s conflict minerals program directly to senior management and have kept Wesco’s board of directors apprised of material developments in the conflict minerals program.

We do not purchase conflict minerals directly from mines, smelters or refiners. As a result, we must rely on our 3TG Direct Suppliers to provide us with information regarding the conflict minerals contained in the products and materials those 3TG Direct Suppliers provide to us, and our 3TG Direct Suppliers are similarly reliant upon information provided by their suppliers. In order to collect information from 3TG Direct Suppliers, we implemented and maintain a supply chain transparency effort based on the due diligence tools developed by CFSI, including a 3TG Direct Supplier survey based on the CFSI Template, which is designed to identify the smelters and refiners that process the conflict minerals in a company’s supply chain.

After identifying the Covered Products, we compiled a list of 3TG Direct Suppliers to survey and sent a letter explaining the SEC’s conflict minerals reporting requirements to these 3TG Direct Suppliers. This letter also included instructions for completing the survey and links to training resources on due diligence provided by CFSI.

We are committed to operating under the highest ethical standards of business conduct, and we have an established grievance mechanism, as described in our Code of Business Ethics and Conduct, that enables individuals to report concerns, including any concerns regarding our conflict minerals supply chain.

(2) Identification and assessment of risks in the supply chain.

We documented the information received from the 3TG Direct Suppliers, and, with respect to the 3TG Direct Suppliers that provided smelter and refiner information, compared the smelters and refiners identified by the supply chain survey against CFSI’s conflict-free smelter list. We also reviewed responses for completeness and have sent follow-up notifications to nonresponsive 3TG Direct Suppliers and 3TG Direct Suppliers that failed to complete the CFSI Template. Through this process, we identified the 3TG Direct Suppliers that, notwithstanding our efforts to follow up about the 3TG Direct Supplier survey, provided incomplete responses, were unresponsive to our requests or refused to respond to our inquiry.

(3) Design and implementation of a strategy to respond to identified risks.

We have taken steps to respond to identified risks and monitor 3TG Direct Suppliers’ progress in meeting the expectations set forth in our conflict minerals policy. We have worked with 3TG Direct Suppliers to develop strategies that avoid sourcing conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries, communicated our expectations to 3TG Direct Suppliers, communicated with 3TG Direct Suppliers to understand their progress and plans and supported industry efforts to encourage smelters and refiners to participate in the Conflict-Free Smelter Program. We also communicated to noncompliant 3TG Direct Suppliers that we may not be able to continue to do business with them in the future if they fail to take steps to become certified as conflict-free. In addition, our purchase orders include provisions requiring our 3TG Direct Suppliers to comply with the Rule and to provide us with the information necessary for both Wesco’s and its customers’ continued compliance with the Rule.

We summarized key findings from our risk mitigation efforts and have provided regular updates on the progress of Wesco’s conflict minerals program directly to senior management, and we have kept Wesco’s board of directors apprised of material developments in the conflict minerals program.

(4) Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices.

As discussed above, we do not have direct relationships with smelters or refiners, and we do not perform direct audits of these entities’ supply chains of conflict minerals. However, we continue to support the development and implementation of independent third party audits of smelters’ and refiners’ sourcing, such as the CFSI’s Conflict-Free Smelter Program. In furtherance of these goals, we are also actively involved with the Aerospace Industries Association, the National Aerospace Standards Committee, the Industrial Fasteners Institute and the National Association of Manufacturers.

(5) Report on Supply Chain Due Diligence.

As indicated in the Form SD, this Report is publicly available on our website at http://ir.wescoair.com/phoenix.zhtml?c=245867&p=irol-sec, and, as indicated above, our conflict minerals policy is publicly available on our website at https://www.wescoair.com/eng/company/Downloads/Conflict%20Minerals%20Policy%20v2.pdf.

Results of Our Due Diligence Measures

Wesco received responses to the 3TG Direct Supplier survey from approximately 80% of the 422 3TG Direct Suppliers surveyed. Of the 422 3TG Direct Suppliers Wesco surveyed, approximately 20% did not respond. Overall, 49% indicated that their supplied parts did not contain conflict minerals sourced from the Covered Countries and some of the 49% were able to provide information about the smelters and refiners in their supply chains, 21% indicated that their supplied parts did contain conflict minerals sourced from the Covered Countries and were unable to provide information about the smelters and refiners in their supply chains and 10% indicated that they were unable to determine at present whether or not their supplied parts contain conflict minerals sourced from the Covered Countries and were unable to provide information about the smelters and refiners in their supply chains. Certain 3TG Direct Suppliers indicated that they needed additional time and would complete the survey upon finishing their due diligence processes. The 3TG Direct Suppliers that were able to provide information about the smelters and refiners in their supply chains were not able to provide information sufficient to allow us conclusively to determine whether identified facilities were used to process the conflict minerals in the Covered Products. Although Wesco requested information regarding the specific parts and products 3TG Direct Suppliers provided to us for our own products, the 3TG Direct Suppliers that were able to provide information about the smelters and refiners in their supply chains in many cases provided this information to us for their entire supply chain, rather than for the facilities that contributed conflict minerals used in the Covered Products. As a result, we are unable to validate whether the Covered Products in fact contain conflict minerals from these sources.

Accordingly, based on the due diligence measures described in this Report, we have been unable to determine whether the conflict minerals contained in the Covered Products originated in the Covered Countries or came from recycled or scrap sources, or to conclusively determine the countries of origin of these conflict minerals or the facilities used to process them. Our efforts to determine the mine or location of origin of the conflict minerals in the Covered Products with the greatest possible specificity consisted of the due diligence measures described in this Report, including our efforts to seek information from 3TG Direct Suppliers using a supply chain survey process based on the CFSI Template.

Appendix A below provides a list of the smelters and refiners identified by our 3TG Direct Suppliers for the Covered Products that we were able to verify using CFSI’s list of known smelters and refiners. Appendix B provides a list of the countries of origin we have identified for the conflict minerals contained in the Covered Products through our diligence.

Our Approach Going Forward

Since the end of the 2015 reporting period, we took, or plan to take, the following steps to improve our due diligence to further mitigate the risk that the conflict minerals in our Covered Products could directly or indirectly finance or benefit armed groups in the Covered Countries: (1) follow up with 3TG Direct Suppliers that have not responded to our survey requests or have indicated that they need additional time; (2) continue our involvement with industry groups that support conflict-free sourcing, like the CFSI; (3) monitor and track 3TG Direct Suppliers that do not meet the expectations set forth in our conflict minerals policy to evaluate their progress in meeting those expectations and improving the completeness and accuracy of the information they provide to Wesco; (4) encourage our 3TG Direct Suppliers to source from certified conflict-free sources and encourage smelters or refiners identified as being in Wesco’s supply chain to become certified as conflict-free under the CFSI or similar assessment programs; and (5) take steps to add unresponsive 3TG Direct Suppliers to Wesco’s unapproved supplier list.

APPENDIX A

List of Identified Smelters and Refiners

Metal	Smelter or Refiner	Location of Smelter
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	ADVANCED CHEMICAL COMPANY	UNITED STATES
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Asahi Pretec Corporation	JAPAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	REPUBLIC OF KOREA
Gold	DaeryongENC	REPUBLIC OF KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	REPUBLIC OF KOREA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA

Gold	Geib Refining Corporation	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedz Spólka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	REPUBLIC OF KOREA
Gold	Korea Zinc Co. Ltd.	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS- Nikko Copper Inc	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co. LTD	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	SAMWON METALS Corp.	REPUBLIC OF KOREA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Torecom	REPUBLIC OF KOREA
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Valcambi SA	SWITZERLAND
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	China National Gold Group Corporation	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES

Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Company Limited	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	PT Timah (Perero), Tbk	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	Yunnan Chengfeng	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Minsur	PERU
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolosys Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	HC Starck GmbH	GERMANY
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

APPENDIX B

Countries of Origin

While Wesco does not have sufficient information to conclusively determine the countries of origin for the conflict minerals in the Covered Products, the following is an aggregated list of countries of origin from which the smelters listed in Appendix A are believed to have sourced conflict minerals.

Angola
Argentina
Australia
Austria
Belgium
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Côte D'Ivoire
Czech Republic
Djibouti
Ecuador
Egypt
Estonia
Ethiopia
France
Germany
Guyana
Hungary
India
Indonesia
Ireland
Israel
Japan
Kazakhstan
Kenya
Laos
Luxembourg
Madagascar
Malaysia
Mongolia
Mozambique
Myanmar
Namibia

B-1

Netherlands
Nigeria
Peru
Portugal
Republic of Congo
Russia
Rwanda
Sierra Leone
Singapore
Slovakia
South Africa
South Korea
South Sudan
Spain
Suriname
Switzerland
Taiwan
Tanzania
Thailand
Uganda
United Kingdom
United States of America
Vietnam
Zambia
Zimbabwe

B-2